UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):        August 8, 2007

Sun-Times Media Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-14164	95-3518892
(Commission File Number)	(I.R.S. Employer Identification No.)

350 North Orleans Street, 10-S, Chicago Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 321-2299
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2007, The Sun-Times Company (“STC”), an indirect, wholly-owned subsidiary of the Registrant, Sun-Times Media Group, Inc., individually and on behalf of Chicago Sun-Times LLC, Chicago Group Acquisition LLC, Fox Valley Publications LLC, Midwest Suburban Publishing, Inc., Pioneer Newspapers Inc. and The Post-Tribune Company LLC (collectively, together with STC, the “Company”) entered into a distribution agreement (the “Agreement”) with Chicago Tribune Company (“CTC”) that provides that CTC will distribute virtually all of the Company’s publications in the Chicago metropolitan area other than single-copy sales of the Chicago Sun-Times within the City of Chicago and home delivery of the Company’s Pioneer Press and “Doings” publications.

The term of the Agreement expires on August 31, 2017. Either party may terminate the Agreement without cause upon three years’ prior written notice. Either party may also terminate the Agreement for cause. In the event of a non-renewal or termination of the Agreement other than as a result of the Company’s breach of the Agreement, CTC has agreed to cooperate with the Company in the rebuilding of a separate distribution network for the Company.

In exchange for the distribution services provided by CTC, the Company will pay a fee that includes a base weekly fee and an additional fee based on the number of copies of the Company’s publications that CTC distributes. The fee amounts under the Agreement are subject to annual adjustment for inflation beginning on January 1, 2013 and charges (or credits) for increases (or decreases) in the price of fuel. CTC is also subject to penalties or eligible for incentives based on CTC’s performance relative to an agreed-to customer complaint target range. The Company will also bear a portion of any extraordinary increase (defined as a 15% or more increase as a result of one event or a series of related events) in CTC’s distribution costs.

The assignment provision of the Agreement provides, among other things, that if (i) the Company, (ii) any of its subsidiaries publishing publications covered by the terms of the Agreements or (iii) any of such publications, are sold, the Agreement will be assigned to the purchaser thereof and such purchaser will be required to assume all of the Company’s obligations under the Agreement as they relate to the purchased or transferred publication or publications and, in the case of (ii) and (iii) above, the rates contained in the Agreement will remain in effect for only three years from the date of sale. If CTC or CTC’s newspaper distribution business is sold, the Agreement will be assigned to the purchaser thereof and such purchaser will be required to assume all of CTC’s obligations under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN-TIMES MEDIA GROUP, INC. (Registrant)
Date: August 14, 2007	By:	/s/ James D. McDonough
Name: James D. McDonough Title: Vice President, General Counsel and Secretary